Exhibit 99.1

For Release

MySize Inc. Upgrades SizeUp App to

Include “Measurement from the Air” Capability

MySize to exhibit at the Web Summit in Lisbon, Booth #S111

Airport City, Israel, November 9, 2016 – MySize Inc. (the “Company”) (NASDAQ: MYSZ;TASE: MYSZ;), developer of unique measurement technology  applications for Smartphones, announced today that its SizeUp DIY measurement app has been upgraded to include a ‘measurement from the air’ capability. The new technology empowers users to measure just about any object, flat surfaced or otherwise, by moving their Smartphone, in the air, from the starting point to the end point of an object.  Until now, the app enabled measurements to be taken by sliding a smartphone across a flat surface.

“This is a major leap forward in our quest to develop highly accurate, Smartphone-based measurement applications for use in everyday situations,” said Billy Pardo, chief of product at the Company.  “The new SizeUp 'measurement from the air’ technology is currently in final testing, with market launch planned for the first quarter of 2017.”

The Company’s CEO, Mr. Ronen Luzon, said, “The SizeUp DIY measurement app offers a cost effective opportunity for businesses to enhance the customer experience and in turn, increase final sales. How? As the app provides an easy way to accurately measure, for example, furnishings and other household items, sales are likely to increase and returns to decrease as the customers know before their purchase that all will fit as planned.”

The proprietary algorithms that drive SizeUp’s “measurement from the air” technology have achieved accuracy rates of more than 90% under 2 centimeters, for measurements of up to 1.5 meters.

SizeUp has been downloaded more than 136,000 times by both iOS and Android users.  Click here to view a short video illustrating just how handy SizeUp can be.

The Company is demonstrating the new SizeUp at the Web Summit in Lisbon this week. Please visit booth #S111 in the Start Exhibition Area of Pavilion 2 at the Feira Internacional de Lisboa and Meo Arena.

About MYSIZE

MySize Inc. (TASE: MYSZ) (NASDAQ: MYSZ) has developed a unique measurement technology based on sophisticated algorithms with broad applications including apparel, e-commerce, shipping and parcel measurement.  The technology is driven by several patent-pending algorithms which are able to calculate and record measurements in a variety of novel ways. To learn more about MySize, please visit our website. www.mysizeid.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words "could," "believe," "anticipate," "intend," "estimate," "expect," "may," "continue," "predict," "potential," "project" and similar expressions that are intended to identify forward-looking statements.  All forward-looking statements speak only as of the date of this press release. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved.  Forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections.  Known material factors that could cause actual results to differ materially from those in the forward-looking statements include: an active trading market for our common stock may not develop on NASDAQ; the trading price for our common stock may fluctuate significantly; and the Company will continue to be a "controlled company," as defined under NASDAQ rules, and the interests of our controlling stockholder may differ from those of our public stockholders.  Forward-looking statements also are affected by the risk factors described in the Company's filings with the U.S. Securities and Exchange Commission.  Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Press Contact

Marjie Hadad

MH Communications

marjierhadad@gmail.com

+972-54-536-5220